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                                                                    EXHIBIT 23.2

                               CONSENT OF KPMG LLP


We consent to the inclusion of our report dated January 26, 2001, except as to
Note 15 which is as of February 22, 2001, with respect to the consolidated balance sheets of Galileo International, Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, 333-59244, 333-59246, and 333-59742 of Cendant Corporation
on Form S-3, Registration Statement Nos. 33-74066, 33-91658, 333-00475,
333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322,
33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2, 333-42549,
333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-38638, 333-51544, and
333-58670 of Cendant Corporation on Form S-8, and Registration Statement
No. 333-64738 of Cendant Corporation on Form S-4 under the Securities Act of 1933 of such report which appears in the Form 8-K/A of Cendant Corporation dated July 23, 2001.

/s/ KPMG, LLP
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Chicago, Illinois
July 23, 2001